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                                                                     Exhibit 77M

Item 77M/77Q1(g) - Mergers:

Columbia Emerging Markets Fund

Columbia Emerging Markets Fund (the "Acquiring Fund") became the surviving entity in a reorganization (the "Reorganization") with Columbia Emerging Markets Opportunity Fund, a series of Columbia Funds Series Trust II (the "Acquired Fund").

In August and September 2012, the Boards of Trustees of Columbia Funds Series Trust I and Columbia Funds Series Trust II each approved an agreement and plan of reorganization (the "Agreement and Plan") providing for the sale of all of the assets of the Acquired Fund to, and the assumption of all of the liabilities and obligations of the Acquired Fund by, the Acquiring Fund, in complete liquidation of the Acquired Fund. At a meeting of shareholders held on February 27, 2013, shareholders of the Acquired Fund approved the Agreement and Plan with respect to the Reorganization.

Effective on March 15, 2013, the Acquiring Fund acquired all the assets of, and assumed all the liabilities and obligations of, the Acquired Fund, in complete liquidation of the Acquired Fund. Shareholders of each class of shares of the Acquired Fund received shares of the corresponding share class of the Acquiring Fund in accordance with the Agreement and Plan.

The registration statement of Columbia Funds Series Trust I on Form N-14, which was filed with the Securities and Exchange Commission on October 12, 2012 (Accession No. 0001193125-12-422099), is incorporated by reference, including without limitation, the prospectus/proxy statement describing the Reorganization. The final form of Agreement and Plan was filed as Exhibit No.
4 to the registration statement on Form 485BPOS on May 30, 2013 (Accession No. 0001193125-13-240882), and is incorporated by reference.

Columbia Mid Cap Growth Fund

Columbia Mid Cap Growth Fund (the "Acquiring Fund") became the surviving entity in a reorganization (the "Reorganization") with Columbia Mid Cap Growth Opportunity Fund, a series of Columbia Funds Series Trust II (the "Acquired Fund").

In August and September 2012, the Boards of Trustees of Columbia Funds Series Trust I and Columbia Funds Series Trust II each approved an agreement and plan of reorganization (the "Agreement and Plan") providing for the sale of all of the assets of the Acquired Fund to, and the assumption of all of the liabilities and obligations of the Acquired Fund by, the Acquiring Fund, in complete liquidation of the Acquired Fund. At a meeting of shareholders held on February 27, 2013, shareholders of the Acquired Fund approved the Agreement and Plan with respect to the Reorganization.

Effective on March 15, 2013, the Acquiring Fund acquired all the assets of, and assumed all the liabilities and obligations of, the Acquired Fund, in complete liquidation of the Acquired Fund. Shareholders of each class of shares of the Acquired Fund received shares of the corresponding share class of the Acquiring Fund in accordance with the Agreement and Plan.

The registration statement of Columbia Funds Series Trust I on Form N-14, which was filed with the Securities and Exchange Commission on October 12, 2012 (Accession No. 0001193125-12-422099), is incorporated by reference, including without limitation, the prospectus/proxy statement describing the Reorganization. The final form of Agreement and Plan was filed as Exhibit No. 4 to the registration statement on Form 485BPOS on May 30, 2013 (Accession No. 0001193125-13-240882), and is incorporated by reference.

Columbia Small Cap Growth Fund I

Columbia Small Cap Growth Fund I (the "Acquiring Fund") became the surviving entity in a reorganization (the "Reorganization") with Columbia Frontier Fund, a series of Columbia Funds Series Trust II, Columbia Select Small Cap Fund, a series of Columbia Funds Series Trust I and Columbia Small Cap Growth Fund II, a series of Columbia Funds Series Trust (each an "Acquired Fund").

In August and September 2012, the Boards of Trustees of Columbia Funds Series Trust, Columbia Funds Series Trust I and Columbia Funds Series Trust II, each approved an agreement and plan of reorganization (the "Agreement and Plan") providing for the sale of all of the assets of the Acquired Funds to, and the assumption of all of the liabilities and obligations of the Acquired Funds by, the Acquiring Fund, in complete liquidation of the

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Acquired Funds. At a meeting of shareholders held on February 27, 2013, shareholders of the Acquired Funds approved the Agreement and Plan with respect to the Reorganization.

Effective on March 15, 2013, the Acquiring Fund acquired all the assets of, and assumed all the liabilities and obligations of, the Acquired Funds, in complete liquidation of the Acquired Funds. Shareholders of each class of shares of the Acquired Funds received shares of the corresponding share class of the Acquiring Fund in accordance with the Agreement and Plan.

The registration statement of Columbia Funds Series Trust I on Form N-14, which was filed with the Securities and Exchange Commission on October 12, 2012 (Accession No. 0001193125-12-422099), is incorporated by reference, including without limitation, the prospectus/proxy statement describing the Reorganization. The final form of Agreement and Plan was filed as Exhibit No. 4 to the registration statement on Form 485BPOS on May 30, 2013 (Accession No. 0001193125-13-240882), and is incorporated by reference.